Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D (including any amendments thereto) with respect to the shares of common stock, no par value, of Cyclerion Therapeutics, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: October 21, 2022

SLATE PATH MASTER FUND LP

By:	Slate Path Capital LP, its investment manager

By:	Jades GP, LLC, its general partner

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

SLATE PATH CAPITAL LP

By:	Jades GP, LLC, its general partner

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

JADES GP, LLC

By:	/s/ John Metzner
	Name:	John Metzner
	Title:	Chief Operating Officer

/s/ James P. Feeney
JAMES P. FEENEY As attorney-in-fact for David Greenspan